Exhibit 21.1

Subsidiaries of the Company

The following is a list of the Company’s significant subsidiaries as of February 18, 2026:

Name of Significant Subsidiary	Jurisdiction of Incorporation	Portion of Ownership Interest

Genco Ship Management LLC	Delaware	100%
Genco Investments LLC	Marshall Islands	100%
Genco Augustus Limited	Marshall Islands	100%
Genco Tiberius Limited	Marshall Islands	100%
Genco London Limited	Marshall Islands	100%
Genco Titus Limited	Marshall Islands	100%
Genco Constantine Limited	Marshall Islands	100%
Genco Predator Limited	Marshall Islands	100%
Genco Hunter Limited	Marshall Islands	100%
Genco Aquitaine Limited	Marshall Islands	100%
Genco Ardennes Limited	Marshall Islands	100%
Genco Auvergne Limited	Marshall Islands	100%
Genco Bourgogne Limited	Marshall Islands	100%
Genco Brittany Limited	Marshall Islands	100%
Genco Languedoc Limited	Marshall Islands	100%
Genco Picardy Limited	Marshall Islands	100%
Genco Pyrenees Limited	Marshall Islands	100%
Genco Rhone Limited	Marshall Islands	100%
Genco Defender Limited	Marshall Islands	100%
Genco Liberty Limited	Marshall Islands	100%
Genco Columbia Limited	Marshall Islands	100%
Genco Endeavour Limited	Marshall Islands	100%
Genco Resolute Limited	Marshall Islands	100%
Genco Weatherly Limited	Marshall Islands	100%
Genco Freedom Limited	Marshall Islands	100%
Genco Magic Limited	Marshall Islands	100%
Genco Vigilant Limited	Marshall Islands	100%
Genco Enterprise Limited	Marshall Islands	100%
Genco Madeleine Limited	Marshall Islands	100%
Genco Constellation Limited	Marshall Islands	100%
Genco Mayflower Limited	Marshall Islands	100%
Genco Laddey Limited	Marshall Islands	100%
Genco Mary Limited	Marshall Islands	100%
Genco Ranger Limited	Marshall Islands	100%
Genco Reliance Limited	Marshall Islands	100%
Genco Intrepid Limited	Marshall Islands	100%
Genco Courageous Limited	Marshall Islands	100%
Genco Holdings Limited	Marshall Islands	100%
Genco Shipping Pte. Limited	Singapore	100%
GS Shipmanagement Pvt. Limited	India	50%
GS Shipmanagement Pte. Limited	Singapore	50%
Genco-Synergy Bulk Carriers Private Limited	Singapore	50%
Genco-Synergy Private Limited	Singapore	50%
Genco Shipping A/S	Denmark	100%
Baltic Trading Limited	Marshall Islands	100%
Genco Bear Limited	Marshall Islands	100%
Genco Hornet Limited	Marshall Islands	100%
Baltic Lion Limited	Marshall Islands	100%
Genco Mantis Limited	Marshall Islands	100%

Name of Significant Subsidiary	Jurisdiction of Incorporation	Portion of Ownership Interest

Genco Scorpion Limited	Marshall Islands	100%
Baltic Tiger Limited	Marshall Islands	100%
Genco Wasp Limited	Marshall Islands	100%
Genco Wolf Limited	Marshall Islands	100%